UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2017

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective January 9, 2017, Clayton Williams Energy, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Robert C. Lyon, the Company’s Vice President - Gas Gathering and Marketing. The Employment Agreement provides for a minimum base salary of $300,000 and provides Mr. Lyon with certain other compensation and benefits, including participation in the Company’s Long Term Incentive Plan.  The Employment Agreement is effective for an initial term of three years and will be automatically extended for an additional one year period on the third anniversary date of the effective date of the agreement (and on the fourth and fifth anniversary dates of the effective date), unless, at least 90 days prior to any such anniversary date, either party gives notice of non-renewal.

Pursuant to the Employment Agreement, the Company is required to provide compensation to Mr. Lyon in the event Mr. Lyon’s employment is terminated under certain circumstances.  If Mr. Lyon becomes disabled or dies, the agreement provides for a lump sum payment of 18 months of base salary, payable within 90 days of termination or by March 15 of the year following termination, if earlier, and 12 months of continued health benefits.  If Mr. Lyon’s employment is terminated by the Company without cause or by Mr. Lyon for good reason, or if the Company gives a notice of non-renewal to Mr. Lyon, Mr. Lyon will receive a lump sum payment equal to (i) one and one-half times his annualized base salary in effect on the date of termination, (ii) one and one-half times the average of the bonus amount or amounts actually paid to Mr. Lyon for the three years ending prior to the date of termination or, if such period is shorter, the number of full calendar years preceding the date of termination during which Mr. Lyon was employed by the Company, (iii) the car allowance Mr. Lyon would have received under the Employment Agreement had his employment continued for an additional one and one-half years and (iv) the matching contributions that would have been made on behalf of Mr. Lyon pursuant to the Company’s 401(k) plan if Mr. Lyon had continued participating in such 401(k) plan for an additional one and one-half years, payable within 90 days of termination or by March 15 of the year following termination, if earlier, plus 18 months of continued health benefits.  If Mr. Lyon’s employment is terminated by the Company without cause or by Mr. Lyon for good reason, or if the Company gives notice of non-renewal to Mr. Lyon, in each case, within 24 months following a change in control of the Company, Mr. Lyon will receive a lump sum payment equal to (i) two times his annualized base salary in effect on the date of termination, (ii) two times the average of the bonus amount or amounts actually paid to Mr. Lyon for the three years ending prior to the date of termination or, if such period is shorter, the number of full calendar years preceding the date of termination during which Mr. Lyon was employed by the Company, (iii) the car allowance Mr. Lyon would have received under the Employment Agreement had his employment continued for an additional two years and (iv) the matching contributions that would have been made on behalf of Mr. Lyon pursuant to the Company’s 401(k) plan if Mr. Lyon had continued participating in such 401(k) plan for an additional two years, payable within 90 days of termination or by March 15 of the year following termination, if earlier, plus 18 months of continued health benefits.  Mr. Lyon is also entitled to accelerated vesting of equity and non-equity incentive awards (except that certain forfeiture conditions may continue to apply) if his employment is terminated due to death or disability, and partial acceleration in the event his employment is terminated by the Company without cause, by Mr. Lyon for good reason, or pursuant to a non-renewal notice given by the Company (including such a termination occurring within 24 months following a change in control of the Company).

For purposes of the Employment Agreement, the terms listed below have been given the following meanings:

(a) “cause” means Mr. Lyon (1) has been convicted of a misdemeanor involving intentionally dishonest behavior or that the Company determines will have a material adverse effect on the Company’s reputation or any felony, (2) has engaged in conduct that is materially injurious to the Company or its affiliates, (3) has engaged in gross negligence or willful misconduct in performing his duties, (4) has willfully refused without proper legal reason to perform his duties, (5) has intentionally breached a material provision of the Employment Agreement or another material agreement with the Company or (6) has intentionally breached a material corporate policy of the Company.  If any act described in clause (4), (5) or (6) could be cured, the Company will give Mr. Lyon written notice of such act and will give Mr. Lyon 30 days to cure.

(b) “change in control” means (1) a third party, including a group of third parties acting together other than Ares

Management, L.P., Clayton Williams, Jr., The Williams Children’s Partnership, Ltd. or any related party thereof, is or becomes the beneficial owner of more than 35% of the total voting power, aggregate economic interests or total common stock of the Company; (2) a change in the majority of the directors serving on the Board as of March 8, 2016 unless such change was authorized by a majority of the directors in place on that date (or approved by the majority of the directors in place on that date); (3) a disposition by the Company or a restricted subsidiary of the Company pursuant to which the Company or any restricted subsidiary sells, leases, licenses, transfers, assigns or otherwise disposes, in one or a series of related transactions, more than 50% of the properties or assets of Company and its restricted subsidiaries or (4) the adoption of a plan or a proposal for the liquidation or dissolution of the Company.

(c) “disability” means disability (as defined in a long-term disability plan sponsored by the Company) for purposes of determining a participant’s eligibility for benefits and, if multiple definitions exist, will refer to the definition of disability that would, if the participant so qualified, provide coverage for the longest period of time.  If Mr. Lyon is not covered by a long-term disability plan sponsored by the Company, “disability” will mean a “permanent and total disability” as defined in section 22(e)(3) of the Internal Revenue Code, as certified by a physician acceptable to both the Company and Mr. Lyon.

(d) “good reason” means, without the express written consent of Mr. Lyon, (1) a material breach by the Company of the Employment Agreement, (2) a material reduction in Mr. Lyon’s base salary, (3) a material diminution in Mr. Lyon’s authority, duties or responsibilities or the assignment of duties to Mr. Lyon that are not materially commensurate with Mr. Lyon’s position or (4) a material change in the geographic location of Mr. Lyon’s principal place of employment from Midland, Texas.  Mr. Lyon must give the Company notice of any alleged good reason event within 60 days, and the Company shall have 30 days to remedy such event.

The Employment Agreement contains confidentiality provisions, as well as covenants not to compete, during the employment term and continuing until the first anniversary of the date of termination, and not to solicit the employment of other employees of the Company, during the employment term and continuing until the second anniversary of the date of termination, subject to limited exceptions.  The non-compete covenant does not apply if Mr. Lyon is terminated for cause by the Company or voluntarily without good reason by Mr. Lyon, unless the Company continues to pay Mr. Lyon his base salary for a period of 12 months. In addition, the Employment Agreement also conditions payment of severance payments and health care continuation coverage upon Mr. Lyon’s execution of a release.

This description of the Employment Agreement is only a summary of, and is qualified in its entirety by reference to, the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01 - Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between the Company and Robert C. Lyon, dated as of January 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	January 12, 2017	By:	/s/ Mel G. Riggs
Mel G. Riggs
President

Date:	January 12, 2017	By:	/s/ Jaime R. Casas
Jaime R. Casas
Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between the Company and Robert C. Lyon, dated as of January 9, 2017.